UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 9, 2005

Delta Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In March 2006, the Compensation Committee of the Board of Directors designated Hugh Miller, President and Chief Executive Officer of Delta Financial Corporation (the “Company”), and Richard Blass, Executive Vice President and Chief Financial Officer of the Company, as the participants in the Company’s 2005 Senior Executive Bonus Plan (the “2005 Bonus Plan”) for 2006 and established a target award, performance goal and payout formula for each of Mr. Miller and Mr. Blass. The Compensation Committee established a maximum target award for 2006 of $1,500,000 for Mr. Miller and $350,000 for Mr. Blass. The Compensation Committee established for Mr. Miller a combined performance goal for 2006 with respect to: total loan origination, income (before income tax expense), return on equity, return on assets and cost to originate loans. For 2006, the Compensation Committee also has established for Mr. Blass a combined performance goal for 2006 with respect to: income (before income tax expense), return on equity, return on assets and cost to originate loans. For both Mr. Miller and Mr. Blass, the Compensation Committee has also established a formula, with such measurements as variables, which will determine actual awards.

Because payments under the 2005 Bonus Plan are determined by comparing actual performance to the annual performance goals established by the Compensation Committee, it is not possible to conclusively state the amount of benefits which will be paid under the 2005 Bonus Plan. The following table sets forth the target awards that would be payable to the named executive officers, and to all current executive officers as a group, if the performance goals established by the Compensation Committee for 2006 are 100% achieved. There can be no assurance that the pre-established performance goals actually will be achieved in whole or in part, and therefore there can be no assurance that the target awards shown below actually will be paid in the amounts shown. Amounts paid, if any, may be lesser than the amounts shown below depending upon the Company’s financial performance compared to the stated goals.

Name and Principal Position	Dollar Value of 2006 Target Awards
Hugh Miller, President & Chief Executive Officer	$1,500,000
Richard Blass, EVP & Chief Financial Officer	$350,000
All current executive officers, as a group	$1,850,000
All directors who are not executive officers, as a group	$--
All employees, including all current officers who are not executive officers, as a group	$--

* * *
Under an oral agreement reached with the Board of Directors in December 2005, Mr. Richard Blass allowed 100,000 options with an exercise price of $5.875 per share to expire on January 1, 2006. In exchange for allowing these options to expire, the Board of Directors agreed to compensate Mr. Blass in an amount equal to the amount Mr. Blass would have earned had he exercised his stock options at the closing price of the Company’s Common Stock on the American Stock Exchange on December 30, 2005, the last day of trading prior to expiration of the stock options. In January 2006, Mr. Blass was paid $250,500 pursuant to the aforementioned agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA FINANCIAL CORPORATION

Date: April 21, 2006	By:	/s/ Marc E. Miller

Title: Senior Vice President and Secretary